UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 9, 2015

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 and 3 through 8 are not applicable and are therefore omitted.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

ITEM 8.01	OTHER INFORMATION.

Urologix, Inc. (the “Company”) has determined to terminate and suspend the registration of its common stock with the Securities and Exchange Commission (the “SEC”). On or about July 10, 2015, the Company intends to file a Form 15 with the SEC to voluntarily deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended. The Company is eligible to file Form 15 because there are fewer than 300 holders of record of its common stock. As a result of the filing of the Form 15, the Company’s obligation to file certain reports and forms with the SEC, including Forms 10-K, 10-Q, and 8-K, will cease. Other filing requirements will terminate upon the effectiveness of the deregistration, which is expected to occur 90 days after the filing of the Form 15.

On July 9, 2015, the Company announced the planned Form 15 filing by a press release attached hereto as Exhibit 99.1. Included in the press release is material non-public information regarding the Company’s cash balance at June 30, 2015.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release Issued on July 9, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Scott M. Madson
Scott M. Madson Chief Financial Officer

Date:  July 9, 2015